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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 25, 2000


                        COMPLETE BUSINESS SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                    MICHIGAN
                 (State or Other Jurisdiction of Incorporation)


         0-22141                                          38-2606945
(Commission File Number)                (I.R.S. Employer Identification Number)


       32605 WEST TWELVE MILE ROAD, SUITE 250, FARMINGTON HILLS, MI 48334
          (Address of Principal Executive Office)            (Zip Code)


                                 (248) 488-2088
              (Registrant's Telephone Number, Including Area Code)


                                      None

         (Former Name and Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITIONS AND DISPOSITIONS OF ASSETS

         On September 28, 2000, Complete Business Solutions, Inc. (the "Company") consummated a share exchange with The Rajendra B. Vattikuti Trust (the "Trust") for the exchange of all of the stock of Synova, Inc., a wholly-owned subsidiary of the Company. The Trust is a revocable trust of Rajendra B. Vattikuti, the Co-Chairman of the Board of Directors of the Company. Mr. Vattikuti is the beneficial owner of the shares of the Company's common stock owned by the Trust. The share exchange was completed pursuant to an Agreement for the Exchange of Shares dated September 25, 2000 (the "Share Exchange Agreement").

         As provided in the Share Exchange Agreement the Trust exchanged 750,000 shares of the Company's common stock for all of the issued and outstanding shares of stock of Synova, Inc. The exchange ratio was determined through arm's length negotiations by the parties and based upon evaluation by the Company and its financial advisors of the value of Synova, Inc. As part of the transaction, the intercompany account payable owed by Synova, Inc. to the Company was reduced by $3,900,000 and the remaining $8,000,000 balance is to be repaid pursuant to a secured promissory note of Synova, Inc.

         In the recently completed quarter ended June 30, 2000, CBSI began account for Synova, Inc. as a discontinued operation.


Exhibit No.    Description
-----------    -----------

10.1 Stock Exchange Agreement dated as of September 25, 2000 between The Rajendra B. Vattikuti Trust u/a/d October 19, 1990, as amended, and Complete Business Solutions, Inc.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     Complete Business Solutions, Inc.



Dated: October 10, 2000              By:  /s/ Timothy S. Manney
                                          --------------------------------------
                                            Timothy S. Manney
                                            Executive Vice President for Finance
                                            and Administration

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                                  EXHIBIT INDEX

EXHIBIT NO.                   DESCRIPTION
-----------                   -----------

10.1 Stock Exchange Agreement dated as of September 25, 2000 between The Rajendra B. Vattikuti Trust u/a/d October 19, 1990, as amended, and Complete Business Solutions, Inc.